Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter Ended September 30, 2011 and Declares Regular Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--October 26, 2011--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.5 million, or $0.06 per diluted share, for the quarter ended September 30, 2011, compared to $699,000 or $0.03 per diluted share, for the same period in 2010. For the nine months ended September 30, 2011, net income was $4.3 million, or $0.16 per diluted share, compared to $1.7 million, or $0.06 per diluted share, for the same period in 2010.

The increase in earnings was mainly the result of a $3.9 million decrease in the provision for loan losses to $15,000 for the three months ended September 30, 2011, compared to $3.9 million for the same period in 2010. The provision for loan losses decreased $8.0 million to $529,000 for the nine months ended September 30, 2011, compared to $8.5 million in the same period in 2010. The decreases in the provision for loan losses occurred because the 2010 periods included the reserve for and subsequent charge-off of $7.2 million on a single commercial real estate loan.

Net interest income increased $270,000 to $7.6 million for the three months ended September 30, 2011, compared to $7.3 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.64% for the three months ended September 30, 2011, compared to 2.58% for the same period in 2010. For the nine months ended September 30, 2011, net interest income increased $530,000 to $23.0 million, compared to $22.5 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.69% and 2.72% for the nine months ended September 30, 2011 and 2010, respectively. Net interest income was favorably impacted by an increase in loans, which generally have higher yields than investments, along with a decrease in the cost of funds due to the lower interest rate environment.

Noninterest income decreased $2.5 million to $943,000 for the three months ended September 30, 2011, compared to $3.4 million for the same period in 2010. For the nine months ended September 30, 2011, noninterest income decreased $3.7 million to $2.7 million, compared to $6.4 million for the same period in 2010. The decreases were primarily the result of a decrease in net gains on the sale of securities of $2.5 million and $3.7 million for the three and nine months ended September 30, 2011 and 2010, respectively.

For the three months ended September 30, 2011, noninterest expense increased $455,000 to $6.6 million, compared to $6.2 million for the same period in 2010. For the nine months ended September 30, 2011, noninterest expense increased $1.1 million to $19.6 million, compared to $18.5 million for the same period in 2010. Salaries and benefits increased $336,000 for the three months ended September 30, 2011 and $780,000 for the nine months ended September 30, 2011, compared to the same periods in 2010, primarily due to normal salary and benefits increases.

Balance Sheet Growth

Total assets were $1.3 billion at September 30, 2011, showing an increase of $23.3 million, compared to December 31, 2010. Securities decreased $14.4 million to $640.3 million at September 30, 2011 from $654.7 million at December 31, 2010. The decrease in securities was the result of using cash flow from securities to fund the loan portfolio as discussed below.

Net loans increased by $35.1 million to $537.5 million at September 30, 2011 from $502.4 million at December 31, 2010. Residential loans increased $44.1 million to $192.9 million at September 30, 2011 from $148.8 million at December 31, 2010. Through the Company’s long standing relationship with a third-party mortgage company, it originated and purchased $52.5 million in residential loans within and contiguous to its market area as a means of diversifying its loan portfolio and improving net interest income. In addition, commercial and industrial loans and commercial real estate loans decreased $8.9 million to $348.0 million at September 30, 2011 from $356.9 million at December 31, 2010.

Total deposits increased $20.2 million to $720.5 million at September 30, 2011 from $700.3 million at December 31, 2010. The increase in deposits was due to an increase in checking accounts of $13.1 million to $181.9 million, and an increase in savings and money market accounts of $38.3 million to $215.8 million. The increases in checking, savings and money market accounts were primarily due to a relationship-based product set introduced in 2010 which continues to show growth in 2011. Time deposit accounts decreased $31.2 million to $322.8 million at September 30, 2011, as customers have less incentive to lock up funds in time deposits because of the low interest rate environment.

Shareholders’ equity was $229.8 million and $221.2 million, which represented 18.2% and 17.8% of total assets at September 30, 2011 and December 31, 2010, respectively. The increase in shareholders’ equity reflects an increase in other comprehensive income of $15.2 million primarily due to the change in market value of securities, net income of $4.3 million for the nine months ended September 30, 2011, an increase of $2.2 million related to the recognition of share-based compensation and the exercise of 34,646 stock options. This was partially offset by the payment of regular and special dividends amounting to $8.8 million and the repurchase of 554,228 shares of our common stock at a cost of $4.5 million, pursuant to the Company’s current stock repurchase plan.

On May 25, 2010, the Board of Directors authorized the commencement the Company’s current stock repurchase program, authorizing the repurchase of up to 2,924,367 shares, or ten percent of the Company’s outstanding shares of common stock. There were 1,926,079 shares purchased under the second repurchase program as of September 30, 2011.

Credit Quality

The allowance for loan losses was $7.1 million at September 30, 2011 and $6.9 million at December 31, 2010. This represents 1.30% and 1.36% of total loans at September 30, 2011 and December 31, 2010, respectively, and 254.47% and 216.42% of nonperforming loans at September 30, 2011 and December 31, 2010, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
	(In thousands)
Balance, beginning of period	$7,073	$6,999	$7,827
Provision	15	175	3,928
Charge-offs	(17)	(256)	(3,604)
Recoveries	16	155	17
Balance, end of period	$7,087	$7,073	$8,168

Nonperforming loans decreased $419,000 to $2.8 million at September 30, 2011, compared to $3.2 million at December 31, 2010, representing 0.51% and 0.63% of total loans at September 30, 2011 and December 31, 2010, respectively. At September 30, 2011, nonperforming loans were primarily made up of three commercial relationships totaling $1.9 million. There are no loans 90 or more days past due and still accruing interest.

Loans delinquent 30 – 89 days decreased $9.2 million to $7.6 million at September 30, 2011 from $16.8 million at December 31, 2010. The decrease in loans delinquent is mainly the result of a single commercial real estate relationship of $15.0 million in the hotel and lodging industry that was brought within 30 days of their payment due date. The delinquent loans at September 30, 2011 are primarily comprised of two commercial relationships, one of which became delinquent as of September 30, 2011 for the first time in its history. This $3.0 million loan was brought within 30 days of their payment due date on October 3, 2011 which was the first business day of the fourth quarter.

Declaration of Dividends

James C. Hagan, Chief Executive Officer stated, “On October 25, 2011, the Board of Directors declared a regular cash dividend of $0.06 per share and a special cash dividend of $0.15 per share. Both the regular and special dividends are payable on November 23, 2011 to all shareholders of record on November 9, 2011.”

About Westfield Bank

The Bank is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME:
Loans	$6,459	$6,234	$18,936	$ 18,532
Securities	4,701	5,309	15,096	16,547
Other investments	14	5	46	17
Federal funds sold, interest-bearing deposits and other short-term investments	-	2	1	5
Total interest and dividend income	11,174	11,550	34,079	35,101

INTEREST EXPENSE:
Deposits	1,811	2,381	5,891	7,490
Long-term debt	1,716	1,759	5,071	4,946
Short-term borrowings	28	61	122	200
Total interest expense	3,555	4,201	11,084	12,636

Net interest and dividend income	7,619	7,349	22,995	22,465

PROVISION FOR LOAN LOSSES	15	3,928	529	8,548

Net interest and dividend income after provision for loan losses	7,604	3,421	22,466	13,917

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	(536)	-	(576)	(1,071)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive income	474	-	474	971
Net other-than-temporary impairment losses recognized in income	(62)	-	(102)	(100)
Service charges and fees	501	456	1,465	1,440
Income from bank-owned life insurance	398	380	1,150	1,140
Gain on sales of securities, net	131	2,609	208	3,926
(Loss) gain on sale of other real estate owned	(25)	-	(25)	1
Total noninterest income	943	3,445	2,696	6,407

NONINTEREST EXPENSE:
Salaries and employees benefits	3,997	3,661	11,710	10,930
Occupancy	691	656	2,027	1,952
Data processing	473	461	1,437	1,443
Professional fees	524	391	1,525	1,258
FDIC insurance	207	223	555	555
OREO expense	31	62	52	326
Other	716	730	2,307	2,056
Total noninterest expense	6,639	6,184	19,613	18,520

INCOME BEFORE INCOME TAXES	1,908	682	5,549	1,804

INCOME TAX PROVISION (BENEFIT)	414	(17)	1,204	137
NET INCOME	$1,494	$699	$4,345	$ 1,667

Basic earnings per share	$0.06	$0.03	$0.16	$ 0.06

Weighted average shares outstanding	26,443,449	27,432,114	26,608,490	27,860,516

Diluted earnings per share	$0.06	$0.03	$0.16	$ 0.06

Weighted average diluted shares outstanding	26,544,257	27,586,142	26,723,947	28,082,399

Other Data:

Return on average assets (1)	0.48%	0.22%	0.47%	0.18%

Return on average equity (1)	2.65%	1.15%	2.62%	0.92%

_______________

(1) Results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	September 30,	December 31,
	2011	2010
Cash and cash equivalents	$19,565	$11,611
Securities available for sale, at fair value	627,908	642,467
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,438	12,282

Loans	544,599	509,326
Allowance for loan losses	7,087	6,934
Net loans	537,512	502,392

Bank-owned life insurance	43,644	40,494
Other real estate owned	1,130	223
Other assets	20,604	30,020

TOTAL ASSETS	$1,262,801	$1,239,489

Total deposits	$720,514	$700,335
Short-term borrowings	55,544	62,937
Long-term debt	247,240	238,151
Securities pending settlement	-	7,791
Other liabilities	9,699	9,030

TOTAL LIABILITIES	1,032,997	1,018,244

TOTAL SHAREHOLDERS' EQUITY	229,804	221,245

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,262,801	$1,239,489

Book value per share	$8.31	$7.85

Other Data:

30- 89 day delinquent loans	$7,612	$16,785

Nonperforming loans	2,785	3,204

Nonperforming loans as a percentage of total loans	0.51%	0.63%

Nonperforming assets as a percentage of total assets	0.31%	0.28%

Allowance for loan losses as a percentage of nonperforming loans	254.47%	216.42%

Allowance for loan losses as a percentage of total loans	1.30%	1.36%

The following tables set forth the information relating to our average balance at, and net interest income for, the three and nine months ended September 30, 2011 and 2010, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended September 30,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$547,539	$6,498	4.75%	$490,283	$6,273	5.12%
Securities(2)	608,580	4,881	3.21	645,275	5,474	3.39
Other investments	14,048	14	0.40	13,551	5	0.15
Short-term investments(3)	8,080	-	0.00	11,481	2	0.07
Total interest-earning assets	1,178,247	11,393	3.87	1,160,590	11,754	4.05
Total noninterest-earning assets	69,586			78,019

Total assets	$1,247,833			$1,238,609

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$86,425	172	0.80	$78,329	233	1.19
Savings accounts	103,297	112	0.43	123,033	216	0.70
Money market accounts	104,479	165	0.63	47,485	51	0.43
Time certificates of deposit	326,909	1,362	1.67	346,304	1,881	2.17
Total interest-bearing deposits	621,110	1,811		595,151	2,381
Short-term borrowings and long-term debt	300,448	1,744	2.32	310,853	1,820	2.34
Interest-bearing liabilities	921,558	3,555	1.54	906,004	4,201	1.85
Noninterest-bearing deposits	93,139			83,714
Other noninterest-bearing liabilities	9,179			8,580
Total noninterest-bearing liabilities	102,318			92,294

Total liabilities	1,023,876			998,298
Total equity	223,957			240,311
Total liabilities and equity	$1,247,833			$1,238,609
Less: Tax-equivalent adjustment(2)		(219)			(204)
Net interest and dividend income		$7,619			$7,349
Net interest rate spread(4)			2.33%			2.20%
Net interest margin(5)			2.64%			2.58%
Average interest-earning
assets to average interest-bearing liabilities			127.9%			128.1%

	Nine Months Ended September 30,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$533,222	$19,057	4.77%	$477,710	$18,642	5.20%
Securities(2)	620,136	15,632	3.36	628,307	17,031	3.61
Other investments	14,004	46	0.44	12,621	17	0.18
Short-term investments(3)	6,918	1	0.02	14,158	5	0.05
Total interest-earning assets	1,174,280	34,736	3.94	1,132,796	35,695	4.20
Total noninterest-earning assets	71,294			79,432

Total assets	$1,245,574			$1,212,228

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$87,864	630	0.96	$74,572	691	1.24
Savings accounts	105,563	427	0.54	117,462	672	0.76
Money market accounts	89,621	430	0.64	48,382	230	0.63
Time certificates of deposit	336,689	4,404	1.74	344,687	5,897	2.28
Total interest-bearing deposits	619,737	5,891		585,103	7,490
Short-term borrowings and long-term debt	306,619	5,193	2.26	293,456	5,146	2.34
Interest-bearing liabilities	926,356	11,084	1.60	878,559	12,636	1.92
Noninterest-bearing deposits	88,408			82,207
Other noninterest-bearing liabilities	9,494			8,299
Total noninterest-bearing liabilities	97,902			90,506

Total liabilities	1,024,258			969,065
Total equity	221,316			243,163
Total liabilities and equity	$1,245,574			$1,212,228
Less: Tax-equivalent adjustment(2)		(657)			(594)
Net interest and dividend income		$22,995			$22,465
Net interest rate spread(4)			2.35%			2.28%
Net interest margin(5)			2.69%			2.72%
Average interest-earning
assets to average interest-bearing liabilities			126.8%			128.9%

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of operations.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO